                                                                       10.(i)(Q)



                                PROMISSORY NOTE


$104,901,996.93
Chicago, Illinois

                              September 30, 1998


          FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Signature Financial/Marketing, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Lechmere, Inc., a Massachusetts corporation ("Payee"), in lawful money of the United States at such location as Payee may designate from time to time in writing, the principal sum of $104,901,996.93, together with interest from the date hereof on the unpaid principal balance hereof at the interest rate(s) set forth below. Accrued interest on amounts owed under this Note shall be due and payable at the Maker's election either (i) monthly in arrears for interest payments computed at the Prime Rate or (ii) on the last day of each Interest Period for interest payments computed at the LIBO Rate. Principal of this Note shall be due and payable on demand. The amount of all principal and accrued interest shall be maintained on and ascertained from the records of the Payee which shall constitute presumptive evidence of such amounts.

          The terms set forth below shall have the following meanings:

          Bankruptcy Code means Title 11 of the United States Code (11 U.S.C.
(S)(S) 101 et seq.), as amended from time to time, and any successor statute.

          Interest Period means, for any LIBO Rate election, the period commencing on the date of such election and ending either one month, two months or three months thereafter.

          LIBO Rate means an interest rate per annum determined by the Payee to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum at which deposits in dollars are offered by the principal office of Citicorp USA, Inc. in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the date the Maker elects the LIBO Rate to be applied to all or a portion of the outstanding principal owed under this Note for such LIBO Rate Interest Period for a period equal to such LIBO Rate Interest Period.

          Prime Rate means the fluctuating rate of interest established by Citicorp USA, Inc. from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Citicorp USA, Inc. as an index and may or may not at any time be the best or lowest rate charged by Citicorp USA, Inc.

          Wards Bankruptcy Case means the case entitled In re Montgomery Ward Holding Corp., a Delaware corporation et al., Case No. 97-1409 PJW, Chapter 11, filed in the United States Bankruptcy Court for the District of Delaware on July 7, 1997, and any case consolidated therewith.

          The unpaid principal balance under this Note will bear interest at either: (x) a rate per annum equal at all times during the applicable Interest Period to the sum of (i) the LIBO Rate for such Interest Period plus (ii) 2.75% or (y) a rate per annum equal at all times during a one month period to the sum of (i) the Prime Rate for such month plus (ii) 1.75%.

          Maker shall give the Payee at least three business days notice prior to the expiration of each month or each Interest Period, as the case may be, electing either the Prime Rate or the LIBO Rate with respect to the next succeeding month or Interest Period, as the case may be. Notwithstanding the foregoing, Maker shall have the right to convert from the Prime Rate to the LIBO Rate at any time so long as Maker gives the Payee at least three business days notice.

          Maker shall have the right to prepay the principal amount of this Note, in whole or in part, at any time, without premium or penalty. All partial prepayments shall be applied first to accrued interest under this Note and then to the principal.

          Maker shall be in default under this Note upon the occurrence of any of the following events of default (an "Event of Default"):

          (a) default in the payment of any installment of the principal of or interest on this Note, which default continues unremedied for a period of five business days after notice of default shall have been received by Maker from Payee;

          (b) any default in the performance by Maker of any condition or covenant contained in this Note, which default continues unremedied for a period of ten days after the date on which written notice thereof is given to Maker by Payee; and

          (c) the dissolution, voluntary or involuntary bankruptcy, insolvency, or appointment of a receiver of any party of the property of Maker.

          Upon the occurrence of an Event of Default, and at any time thereafter as long as such Event of Default shall be continuing, Payee may declare all liabilities and obligations of Maker to Payee immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of Payee.

          Notwithstanding anything stated herein to the contrary, all liabilities and obligations of Maker to Payee under this Note will be immediately due and payable upon the earlier of (i) the effective date of a plan of reorganization for Payee; (ii) the conversion of the Wards Bankruptcy Case from a Chapter 11 case to a Chapter 7 case under the Bankruptcy Code; (iii) (x) the sale of all or substantially all of Maker's assets, (y) the merger or consolidation of Maker with or into another entity, or (z) the sale of more than 50 percent of an interest in Maker to another entity; or (iv) December 31, 1999.

          This Note shall bind Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns. All references herein to the "Maker" and "Payee" shall be deemed to apply to the Maker and Payee, respectively, and to their respective successors and assigns.

          This Note is a Demand Note and the Maker waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of this Note.

          This Note is non-negotiable and Payee shall not negotiate, sell, convey, assign or in any other way transfer any of its rights, claims or benefits under this Note.

          This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by, and construed and enforced in accordance with, the substantive law of the State of Illinois, without regard to its conflicts of law principles.


                                  Signature Financial/Marketing, Inc.


                                  By:     /s/ John B. Euwema
                                          -----------------------------------
                                  Name:   John B. Euwema
                                  Title:  Senior Vice President, Secretary and
                                          General Counsel

                                       3